As filed with the Security and Exchange Commission on November 7, 1997

                                     Registration Nos. 333-______ and 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8
                          JOINT REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

          MEDITRUST CORPORATION                 MEDITRUST OPERATING COMPANY
--------------------------------------     ------------------------------------
      (Exact name of registrant as               (Exact name of registrant
        specified in its charter)              as specified in its charter)


                Delaware                                 Delaware
--------------------------------------     ------------------------------------
     (State or other jurisdiction of          (State or other jurisdiction of
     incorporation or organization)           incorporation or organization)


               95-3520818                               95-3419438
--------------------------------------     ------------------------------------
  (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)


       197 First Avenue, Suite 300              197 First Avenue, Suite 100
            Needham, MA 02194                        Needham, MA 02194
--------------------------------------     ------------------------------------
         (Address of principal                    (Address of principal
           executive offices)                        executive offices)


          MEDITRUST CORPORATION                 MEDITRUST OPERATING COMPANY
          1995 SHARE AWARD PLAN                   1995 SHARE AWARD PLAN
              (formerly the                           (formerly the
  Santa Anita Realty Enterprises, Inc.         Santa Anita Operating Company
         1995 Share Award Plan)                   1995 Share Award Plan)
--------------------------------------     ------------------------------------
        (Full title of the plan)                 (Full title of the plan)


             David F. Benson                         Abraham D. Gosman
                President                          Chairman of the Board
          Meditrust Corporation                 Meditrust Operating Company
       197 First Avenue, Suite 300              197 First Avenue, Suite 100
            Needham, MA 02194                        Needham, MA 02194
             (781) 433-6000                           (781) 453-8062
--------------------------------------     ------------------------------------
   (Name, address and telephone number      (Name, address and telephone number
          of agent for service)                   of agent for service)

                             ---------------------
                                    Copy to:
                             Michael J. Bohnen, Esq.
                          NUTTER, McCLENNEN & FISH, LLP
                             One International Place
                        Boston, Massachusetts 02110-2699
                             ---------------------

                           CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------
                                        Proposed
                                        maximum         Proposed
                                        offering        maximum
Title of                Amount          price per       aggregate           Amount of
securities              to be           unit of Paired  offering            registration
to be registered        registered      Common Stock    price               fee
------------------------------------------------------------------------------------------
Paired Common Stock(1)  11,375,206(2)   $33.90(3)       $385,656,021.51(3)  $116,865.46(3)
------------------------------------------------------------------------------------------

(1) Meditrust Corporation Common Stock, par value $0.10 per share (the "MC Common Stock"), paired with Meditrust Operating Company, par value $0.10 (the "MOC Common Stock"). Includes rights (the "Rights") issuable pursuant to the Rights Agreement, dated as of June 15, 1989, as amended, among Meditrust Corporation(formerly known as Santa Anita Realty Enterprises, Inc.), Meditrust Operating Company (formerly known as Santa Anita Operating Company), and Boston EquiServe, as Rights Agent. One Right will be issued with respect to each share of MC Common Stock issued under the Plans.

(2) This Joint Registration Statement covers, in addition to the number of shares of Paired Common Stock stated above, options and other rights to purchase or acquire the shares of Paired Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plans may become subject to the Plans.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Paired Common Stock reported on the New York Stock Exchange and published in the Eastern Edition of the Wall Street Journal as of November 4, 1997.

 The Exhibit Index included in this Joint Registration Statement is at page 11.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Joint Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Joint Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents By Reference

         On November 5, 1997, Meditrust, a Massachusetts business trust ("Meditrust") merged with and into Santa Anita Realty Enterprises, Inc. ("Realty"), with Realty as the surviving corporation, and Meditrust Acquisition Company, a Massachusetts business trust ("MAC") merged with and into Santa Anita Operating Company ("Operating," and together with Realty, "The Santa Anita Companies"), with Operating as the surviving corporation. As part of the merger, Realty changed its name to "Meditrust Corporation" and Operating changed its name to "Meditrust Operating Company." Meditrust Corporation ("MC") and Meditrust Operating Company ("MOC", and MC and MOC being sometimes referred to herein individually as a "Registrant" and collectively as the "Registrants"), are hereby registering additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plans is effective, and the contents of that earlier registration statement, filed by The Santa Anita Companies with the Securities and Exchange Commission on May 1, 1995 (File No. 033-58995), are incorporated herein by reference, and any information required in this Registration Statement that is not in the earlier registration statement is set forth in this Registration Statement. The following documents of the Registrants and of Meditrust, filed with the Securities and Exchange Commission, are incorporated by reference herein:

     (a) The Santa Anita Companies' Joint Annual Report on Form 10-K, as amended by amendments on Form 10K/A, for the fiscal year ended December 31, 1996;

     (b) The Santa Anita Companies' Joint Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) The Santa Anita Companies' Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     (d) The Santa Anita Companies' Joint Current Reports on Form 8-K, event date January 7, 1997, event date April 13, 1997, and event date October 2, 1997;

     (e) Meditrust's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (f) Meditrust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (g) Meditrust's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     (h) Meditrust's Current Reports on Form 8-K, event date January 31, 1997, event date April 13, 1997 and event date July 30, 1997.

     (i) The Registrants' Joint Current Report on Form 8-K, event date November 5, 1997; and

     (j) The descriptions of the MC Common Stock, the Rights, and the MOC Common Stock which are contained in registration statements filed under the Exchange Act, and any amendment or report filed for the purpose of updating such descriptions.

All documents subsequently filed by the Registrants and Meditrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Joint Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Joint Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Joint Registration Statement.

Item 4. Interests of Named Experts and Counsel

     Michael J. Bohnen, a partner in the law firm Nutter, McClennen & Fish, LLP, currently serves as Secretary of MOC. Nutter, McClennen & Fish, LLP, serves as counsel to the Registrants, and has rendered a legal opinion with respect to the validity of the shares being offered pursuant to this Registration Statement.

Item 5. Indemnification of Directors and Officers

     As permitted by Section 102 of the General Corporation Law of Delaware (the "GCL"), both the Certificate of Incorporation of MC and the Certificate of Incorporation of MOC eliminate personal liability of its respective directors to such company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to such company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the GCL relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

     As permitted by Section 145 of the GCL, both MC's By-laws and MOC's By-laws provide for indemnification of directors and officers (and permit the respective Boards of Directors to provide for indemnification of employees and agents) of such Registrants against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and other amounts paid in settlement) actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of such Registrant and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the respective Registrant, such a person may be indemnified only for expenses (including attorneys fees) and may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the respective Registrant, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification of an officer or director shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the stockholders, unless the officer, or director has been successful on the merits or otherwise in defense of any such action or suit, in which case he shall be indemnified without such authorization. Both MC's By-laws and MOC's By-laws require such Registrant to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by such Registrant of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification and permit such Registrant to advance such expenses to other employees and agents of such Registrant upon such terms and conditions as are specified by the respective Registrant's Board of Directors. The advancement of expenses, as well as indemnification, pursuant to each Registrant's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from such Registrant may have.

     Individual indemnification agreements (the "Indemnification Agreements") have been entered into by each of MC and MOC with certain of its respective directors and officers. The Indemnification Agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of such Registrant's Bylaws.

     Both MC's By-laws and MOC's By-laws permit such Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of such Registrant against liability asserted against him or her in any such capacity, whether or not such Registrant would have the power to indemnify him against such liability under the provisions of the Bylaws. Both MC and MOC maintain liability insurance providing officers and directors with coverage with respect to certain liabilities.


Item 6. Exhibits

     See the attached Exhibit Index.

                                  MC SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, MC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Joint Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, as of November 7, 1997.

                                   MEDITRUST CORPORATION



                                   By: /s/ David F. Benson
                                       -------------------------------------
                                   Name:  David F. Benson
                                   Title: Director, President and Treasurer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David F. Benson and Michael S. Benjamin his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Joint Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Joint Registration Statement has been signed below by the following persons in the capacities indicated as of November 7, 1997.

Signature                                            Title
---------                                            -----

/s/ Abraham D. Gosman
------------------------------              Chairman of the Board
Abraham D. Gosman

/s/ David F. Benson
------------------------------              Director, President and Treasurer
David F. Benson                             (Principal Executive Officer)

/s/ Laurie T. Gerber
------------------------------              Chief Financial Officer (Principal
Laurie T. Gerber                            Financial and Accounting Officer)

/s/ Donald J. Amaral
------------------------------              Director
Donald J. Amaral

/s/ William C. Baker
------------------------------              Director
William C. Baker

/s/ Edward W. Brooke
------------------------------              Director
Edward W. Brooke

/s/ C. Gerald Goldsmith
------------------------------              Director
C. Gerald Goldsmith

/s/ J. Terrence Lanni
------------------------------              Director
J. Terrence Lanni

/s/ Phillip L. Lowe
------------------------------              Director
Phillip L. Lowe

/s/ Thomas J. Magovern
------------------------------              Director
Thomas J. Magovern


-------------------------------             Director
Gerald Tsai, Jr.

                                 MOC SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, MOC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Joint Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, as of November 7, 1997

                                       MEDITRUST OPERATING COMPANY



                                       By: /s/ Abraham D. Gosman
                                           -------------------------------
                                       Name: Abraham D. Gosman
                                       Title:Chairman of the Board, Chief
                                             Executive Officer and Treasurer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael
J. Bohnen and Paul R. Eklund his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Joint Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Joint Registration Statement has been signed below by the following persons in the capacities indicated as of November 7, 1997.

Signature                           Title
---------                           -----

/s/ Abraham D. Gosman
-------------------------------     Chairman of the Board, Chief
Abraham D. Gosman                   Executive Officer and Treasurer (Principal
                                    Executive Officer, Principal Financial
                                    Officer and Principal Accounting Officer)

/s/ Donald J. Amaral
--------------------------------    Director
Donald J. Amaral

/s/ David F. Benson
--------------------------------    Director
David F. Benson

/s/ Edward W. Brooke
--------------------------------    Director
Edward W. Brooke

/s/ James P. Conn
--------------------------------    Director
James P. Conn

/s/ John C. Cushman
--------------------------------    Director
John C. Cushman

/s/ C. Gerald Goldsmith
--------------------------------    Director
C. Gerald Goldsmith

/s/ Phillip L. Lowe
--------------------------------    Director
Phillip L. Lowe

/s/ Thomas J. Magovern
--------------------------------    Director
Thomas J. Magovern


--------------------------------    Director
Gerald Tsai, Jr.

                                  EXHIBIT INDEX

Exhibit
Number    Description of Document
--------  -----------------------

4.1       Meditrust Corporation 1995 Share Award Plan, as amended

4.2       Meditrust Operating Company 1995 Share Award Plan, as amended

4.3 Pairing Agreement by and between Meditrust Corporation (formerly known as Santa Anita Realty Enterprises, Inc.) and Meditrust Operating Company (formerly known as Santa Anita Operating Company), dated as of December 20, 1979 (incorporated by reference to Exhibit 5 to Registration Statement on Form 8-A of Santa Anita Operating Company filed February 5, 1980).

4.4 First Amendment to Pairing Agreement, by and between Meditrust Corporation and Meditrust Operating Company, dated November 6, 1997.

4.5 Rights Agreement, dated June 15, 1989, among Meditrust Corporation (formerly known as Santa Anita Realty Enterprises, Inc.), Meditrust Operating Company (formerly known as Santa Anita Operating Company) and Harris Trust Company, as Rights Agent, (incorporated by reference to Exhibit 5 to Registration Statement on Form 8-A of Santa Anita Operating Company filed February 5, 1980).

4.6       Appointment of Boston Equiserve as Rights Agent, dated October 24,
          1997.

5.1       Opinion of Nutter, McClennen & Fish, LLP (opinion re: legality).

23.1      Consent of Ernst & Young LLP.

23.2      Consent of KPMG Peat Marwick LLP.

23.3      Consent of KPMG Peat Marwick LLP.

23.4      Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5.1).

23.5      Consent of Coopers & Lybrand L.L.P.

24.1 MC Power of Attorney (included in this Joint Registration Statement under "MC Signatures").

24.2 MOC Power of Attorney (included in this Joint Registration Statement under "MOC Signatures").